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                                                                     EXHIBIT 4.6

                              AMENDMENT NUMBER ONE
                                     TO THE
                               PRACTICEWORKS, INC.
                           401(K) PROFIT SHARING PLAN
                             EFFECTIVE MARCH 5, 2001

         WHEREAS, effective March 5, 2001, PracticeWorks, Inc., a Delaware corporation ("PracticeWorks") adopted the PracticeWorks, Inc. 401(k) Profit Sharing Plan ("Plan"); and

         WHEREAS, ss. 11.1 of the Plan reserves to PracticeWorks the right to amend the Plan in any respect in a writing signed by the President; and

         WHEREAS, PracticeWorks desires to amend the Plan to clarify certain provisions.

         NOW, THEREFORE, PracticeWorks hereby amends the Plan effective March 5, 2001 by amending ss. 6.1(a) to add a new sentence at the end thereof as follows:

                  "The Plan Sponsor may also permit Participants to direct the investment of their 401(k) Account, Rollover Account, Profit Sharing Account, Transfer Account, and after it is 100% vested, Matching Account into a self-directed brokerage window that allows investment in mutual funds, individual stocks and bonds."

         IN WITNESS WHEREOF, Amendment Number One has been executed this 7th day of April, 2001.


                                             /s/ James K. Price
                                             -----------------------------------
                                             By: James K. Price
                                             Its: President